Exhibit 99.1
TIC Solutions Reports Results for the Fourth Quarter and Full Year 2025 and Announces CEO Succession
- Delivered full year revenue of $1.5 billion and fourth quarter revenue of $508.3 million -
- Reported full year net loss of $87.1 million and Adjusted EBITDA of $234.1 million -
- NV5 integration advancing with $25 million of identified cost synergies and operating alignment -
- Provides 2026 revenue and Adjusted EBITDA growth outlook -
HOLLYWOOD, Florida, March 12, 2026 -- (BUSINESS WIRE) -- TIC Solutions, Inc. (NYSE: TIC) (“TIC Solutions” or the “Company”), a leading provider of tech-enabled Testing, Inspection, Certification, and Compliance (TICC), engineering, and geospatial services, today reported its financial results for the fourth quarter and year ended December 31, 2025.

TIC Solutions announced today that Ben Heraud, currently President and Chief Operating Officer, will be appointed Chief Executive Officer, effective March 31, 2026, succeeding Tal Pizzey, who will retire from his role as Chief Executive Officer on that date after four decades of service to the Company. Mr. Pizzey will continue to serve on the Board of Directors and will act as an advisor to the Chief Executive Officer during and following the transition to ensure continuity.

Robert A.E. Franklin, Executive Chairman of TIC Solutions, stated: “On behalf of the Board of Directors, I want to thank Tal for his decades of leadership and dedication to the business. Tal guided us through our public listing and combination with NV5. The timing of Tal’s retirement reflects a deliberate succession planning process aligned with our next stage of growth. Our strategy and capital allocation framework remain unchanged. We are confident that Ben’s operational leadership and deep knowledge of the organization position TIC Solutions to advance our strategic priorities and deliver long-term value creation.”

Tal Pizzey, Chief Executive Officer of TIC Solutions, stated: “Since joining Acuren as a graduate engineer in 1987, it has been a privilege to serve this business for nearly four decades, including as Chief Executive Officer. I am proud of what our teams have built – growing legacy Acuren to more than $1 billion in revenue, successfully transitioning to the public markets, and combining with NV5 to create TIC Solutions. This transition follows a thoughtful succession process undertaken with our Board as I prepare for retirement.

“Ben is the right leader to guide TIC Solutions through its next phase of growth, integration, and execution. He brings deep operational experience, a clear understanding of our combined platform, and a strong commitment to our customers and people. He is partnered with Kristin Schultes, whose financial discipline and capital allocation leadership as CFO have been instrumental to our success. Together, they represent the strength of TIC Solutions and are well positioned to expand the business. As a shareholder and member of the Board, I am confident in the future of the business and excited to support the next chapter of growth and value creation.”

Ben Heraud, President and Chief Operating Officer of TIC Solutions, stated: “I am excited to be appointed as the Company’s next Chief Executive Officer and look forward to assuming the role on March 31, 2026. I will build on the strong foundation established under Tal’s leadership. We are entering an important chapter for TIC Solutions as we align our go-to-market strategy, streamline operations, and drive consistent execution across the combined business.”

The presentation of our operating results reflects the Company’s acquisition of ASP Acuren Holdings, Inc. (the “Acuren Acquisition”) on July 30, 2024. Results for periods through July 30, 2024 are referred to as the “Predecessor” period, and results for periods after July 30, 2024 are referred to as the “Successor” period. “Combined” figures represent the mathematical addition of the Predecessor and Successor periods. The Company’s fourth quarter and full year 2025 results include the financial performance of NV5 for the period following the closing on August 4, 2025. All periods prior to August 4, 2025 reflect Acuren results only and therefore exclude any contribution from NV5 given the timing of the transaction closing. The Acuren Acquisition (July 2024) and the NV5 Merger (August 2025) both materially affected year-over-year comparability of our financial results for the periods presented.

Full Year 2025 Highlights
•2025 Successor Revenue of $1,530.3 million compared to 2024 Predecessor Revenue of $633.9 million and 2024 Successor Revenue of $463.5 million, representing an increase of 39% based on prior-year Combined Revenue of $1.1 billion.
•2025 Successor Net Loss of $87.1 million compared to 2024 Predecessor Net Loss of $15.7 million and 2024 Successor Net Loss of $105.5 million, representing a 28% improvement based on prior-year Combined Net Loss of $121.2 million.
•2025 Successor Adjusted EBITDA of $234.1 million, representing a 25% improvement based on prior-year Combined Adjusted EBITDA of $186.7 million.
Fourth Quarter 2025 Highlights
•2025 Successor Revenue of $508.3 million compared to 2024 Successor Revenue of $262.0 million, representing an increase of 94%, primarily reflecting the inclusion of NV5 results.
•2025 Successor Net Loss of $47.2 million compared to 2024 Successor Net Loss of $15.6 million.
•2025 Successor Adjusted EBITDA of $76.4 million compared to 2024 Successor Adjusted EBITDA of $40.7 million, an increase of 87% year-over-year.
Mr. Heraud continued: “We delivered approximately 4% combined revenue growth in 2025, assuming a full year contribution from NV5, and reached our highest annual combined revenue of approximately $2.1 billion while advancing integration of the business. Fourth quarter results reflect disciplined execution in a mixed environment.

“Across the portfolio, Consulting Engineering benefited from continued strength in infrastructure and buildings engineering, including data centers, which continue to see significant organic growth. Geospatial delivered growth in analytics and software revenues. Inspection and Mitigation saw growth in industrial, midstream, wind, and automotive markets, partially offsetting softness in the Gulf Coast, where we elected not to pursue work at less favorable margins. While that decision impacted quarterly profitability, it reflects our commitment to maintaining commercial rigor and long-term margin quality through disciplined pricing, opportunity selection, and customer mix management.”

Mr. Franklin commented: “2025 marked our first full year as a public company, our listing on the NYSE, and our transformational combination with NV5. We exited the year with a more scalable platform positioned to realize the long-term earnings power of the business. TIC Solutions today is a scaled, asset-light business with recurring and programmatic services, embedded compliance-driven demand, and strong free cash flow characteristics.

“We continued to implement cost synergy initiatives in the fourth quarter and expect approximately half of our $25 million cost synergy program to be realized in 2026. As we reduce net leverage toward our long-term objective of below 3 times, we expect to increase the pace of disciplined tuck-in and strategic acquisitions consistent with our return thresholds, supported by the business’s strong cash flow generation.”

Capital Resources and Liquidity

As of December 31, 2025, the Company had total liquidity of $550.6 million, including cash and cash equivalents of $439.5 million plus undrawn capacity on the Company’s $125.0 million revolving credit facility. Total term loan debt was $1.6 billion, net of unamortized debt issuance costs at quarter end.

In October 2025, the Company completed a $250 million private placement of approximately 20.8 million shares of common stock (inclusive of pre-funded warrants) at $12.00 per share to an existing shareholder. The proceeds strengthen the Company’s balance sheet and provide additional flexibility for general corporate purposes, including integration-related initiatives.

Share Repurchase Program

On March 10, 2026, the Company’s Board of Directors authorized a $200.0 million stock repurchase program. The program authorizes the Company to repurchase, from time to time, up to an aggregate of $200.0 million of its outstanding shares of common stock through open market repurchases (including pursuant to Rule 10b-18 under the Securities Exchange Act of 1934) and/or in privately negotiated transactions, at management’s discretion and subject to market and business conditions, applicable legal requirements, and other factors. The share repurchase program does not obligate the Company to acquire any specific amount of common stock. Repurchased shares will be retired. The program has no expiration date and may be modified, suspended, or terminated at any time by the Board of Directors in its sole discretion.

Guidance
For the full year 2026, TIC Solutions expects the following ranges:
•Revenue of $2,150 to $2,250 million
•Adjusted EBITDA of $330 to $355 million

Webcast and Conference Call

TIC Solutions will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, March 12, 2026. Participants on the call will include Tal Pizzey, Chief Executive Officer, Ben Heraud, President and Chief Operating Officer, Kristin Schultes, Chief Financial Officer, and Robert A.E. Franklin, Executive Chairman.

To listen to the call by telephone, please dial 877-407-0789 or 201-689-8562. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://viavid.webcasts.com/starthere.jsp?ei=1752374&tp_key=5d338872f2

A replay of the call will be available shortly after the completion of the live call/webcast via the webcast link above.

About TIC Solutions, Inc.

TIC Solutions is a leading provider of tech-enabled Testing, Inspection, Certification, and Compliance (TICC), engineering, and geospatial services. The Company delivers mission-critical services that support the safety, reliability, and efficiency of industrial assets, buildings, and public infrastructure. Operating across North America and select international markets, TIC Solutions serves private- and public-sector clients across industrial, infrastructure, utilities, construction, commercial real estate end markets, and federal, state, and local agencies, with exposure to data centers and other high-growth industries.

TIC Solutions supports clients across the full asset lifecycle, from planning and design to commissioning and compliance, through three reportable segments: Inspection and Mitigation; Consulting Engineering; and Geospatial, providing asset integrity services, engineering and advisory solutions, and data-driven asset intelligence capabilities. The Company’s services are frequently compliance-driven and typically recurring in nature, delivered by more than 12,000 professionals across over 250 locations.

For more information, please visit www.ticsolutions.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements in this press release include statements regarding the Company’s expectations and beliefs regarding (i) its guidance for revenue and Adjusted EBITDA for full year 2026, and the assumptions underlying such guidance, (ii) the integration of the NV5 business and the anticipated benefits and cost synergies of the combined platform, (iii) its ability to improve profitability, drive operating efficiencies, expand margins, and deleverage over time, (iv) its strategy to expand its platform and sustain growth in the years ahead, (v) its ability to deliver sustainable value creation for its shareholders, (vi) capital allocation strategy, including with respect to stock repurchases and acquisitions, (vii) customer demand, (viii) its CEO transition, (ix) ability to retain and attract top talent, and (x) GeoAgent. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, (i) economic conditions affecting the industries the Company serves, including the construction industry and the energy sector, as well as general economic conditions; (ii) the ability and willingness of customers to invest in infrastructure projects; (iii) a decline in demand for the Company’s services or for the products and services of its customers; (iv) the fact that the Company’s revenues are derived primarily from contracts with durations of less than six months and the risk that customers will not renew or enter into new contracts; (v) the Company’s ability to successfully acquire other businesses, successfully integrate acquired businesses into its operations and manage the risks and potential liabilities associated with those acquisitions; (vi) the Company’s ability to compete successfully in the industries and markets it serves; (vii) the Company’s ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; (viii) increases in the cost, or reductions in the supply, of the materials used in the Company’s business and for which we bear the risk of such increases; (ix) the inherently dangerous nature of the Company’s services and the risks of potential liability; (x) the seasonality of the Company’s business and the impact of weather conditions; (xi) the Company’s ability to remediate any material weaknesses; (xii) the impact of health, safety and environmental laws and regulations, and the costs associated with compliance with such laws and regulations; (xiii) the Company’s substantial level of indebtedness and the effect of restrictions on its operations set forth in the documents that govern such indebtedness, (xiv) the Company may fail to realize anticipated synergies or other benefits expected from the merger with NV5 in the timeframe expected or at all, (xv) a prolonged government shutdown, and (xvi) the ultimate timing, outcome, and results of integrating the operations of Acuren and NV5. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 which was filed with the SEC on March 12, 2026, and any amendments thereto, and in the Company’s quarterly reports on Form 10-Q, each as supplemented or amended from time to time. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Financial Measures
This press release and our earnings conference call contain Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Organic Change in Revenue (On an NV5 Combined Basis), and Adjusted Selling, General and Administrative (“SG&A”) Expenses, which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

As used in this press release, Adjusted Gross Profit is defined as Gross Profit less depreciation expense included in cost of revenue for the periods presented. Adjusted Gross Margin is defined as Gross Profit divided by revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the periods presented and Adjusted EBITDA is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items for the periods presented. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Organic Change in Revenue provides a consistent basis for year-over-year comparison as it excludes the impacts of material acquisitions, divestitures, and foreign currency translation. When presented on a combined basis, it also reflects the impact of the NV5 acquisition as if it had been owned for the full comparative periods. Adjusted SG&A is defined as SG&A Expense less depreciation and amortization and the impact of certain non-cash and other specifically identified items for the periods presented.

This press release also contains Combined Revenue, Combined Adjusted Gross Profit, Combined Adjusted Gross Profit Margin, Combined SG&A Expense, Combined Net Loss, Combined EBITDA, Combined Adjusted EBITDA and Combined Adjusted EBITDA Margin which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

Our results of operations as reported in our unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The presentation of the combined financial information of the Predecessor and Successor for the three and twelve months ended December 31, 2024, is not in accordance with GAAP. Combined financial information consists of the mathematical addition of selected financial data of the Predecessor and Successor periods. No other adjustments are made to the combined presentation. However, we believe that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends. Accordingly, in addition to presenting our results of operations as reported in our unaudited condensed consolidated financial statements in accordance with GAAP, certain tables and discussion included within this press release also present the combined results for the three and twelve months ended December 31, 2024.

The Company uses these non-GAAP financial measures and additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results.

While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-GAAP financial measures is included later in this press release.

A reconciliation is not provided for 2026 Adjusted EBITDA guidance range as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision and depreciation. Accordingly, we would not be able to make a detailed reconciliation of Adjusted EBITDA without unreasonable efforts due to our inability to predict the amount and timing of these future items.

Investor Relations Contacts

Andrew Shen
Director of Investor Relations
Email: IR@ticsolutions.com

Source: TIC Solutions, Inc.

TIC Solutions, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)
(Unaudited)

	Successor
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$439,536	$139,134
Accounts receivable, net	366,293	212,579
Contract assets, net	154,439	23,941
Prepaid expenses and other current assets	60,768	18,582
Total current assets	1,021,036	394,236
Property and equipment, net	255,625	189,233
Operating lease right-of-use assets, net	60,209	30,001
Goodwill	1,649,595	845,939
Intangible assets, net	1,391,382	740,657
Deferred tax assets	1,438	765
Other assets	17,024	6,908
Total assets	$4,396,309	$2,207,739
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$60,426	$13,877
Accrued expenses and other current liabilities	151,626	66,041
Contract liabilities	47,846	1,635
Current portion of long-term debt	25,511	7,750
Current portion of lease obligations	33,584	17,028
Total current liabilities	318,993	106,331
Long-term debt, net of current portion	1,587,686	747,048
Non-current lease obligations	66,049	40,753
Deferred tax liabilities	222,955	150,672
Other non-current liabilities	20,710	11,763
Total liabilities	2,216,393	1,056,567
Total stockholders' equity	2,179,916	1,151,172
Total liabilities and stockholders' equity	$4,396,309	$2,207,739

TIC Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)
(Unaudited)

	Successor
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
Revenue	$508,268	$262,042
Cost of revenue	329,406	207,567
Gross profit	178,862	54,475
Selling, general and administrative expenses	192,648	46,471
Transaction costs	5,708	11,444
Loss from operations	(19,494)	(3,440)
Interest expense, net	29,642	17,725
Other income, net	(2,064)	(2,378)
Loss before income tax provision (benefit)	(47,072)	(18,787)
Income tax provision (benefit)	128	(3,159)
Net loss	(47,200)	(15,628)
Accrued Series A Preferred Stock Dividend	(6,757)	—
Undistributed loss allocated to Series A Preferred Stock	250	128
Net loss allocated to common stockholders	$(53,707)	$(15,500)

Basic and diluted income (loss) per share:
Common stock, basic and diluted	$(0.25)	$(0.13)
Series A Preferred Stock, basic and diluted	$6.51	$(0.13)
Weighted-average shares outstanding:
Common stock, basic	215,074,400	121,476,215
Common stock, diluted	216,074,400	122,476,215
Series A Preferred Stock, basic and diluted	1,000,000	1,000,000

TIC Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)
(Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2025	July 30 through December 31, 2024	January 1 through July 29, 2024
Revenue	$1,530,296	$463,527	$633,866
Cost of revenue	1,080,937	359,848	471,881
Gross profit	449,359	103,679	161,985
Selling, general and administrative expenses	440,827	150,306	121,369
Transaction costs	25,628	35,998	5,204
Income (loss) from operations	(17,096)	(82,625)	35,412
Interest expense, net	87,621	31,061	39,379
Loss on extinguishment of debt	—	—	9,073
Other income, net	(6,545)	(2,978)	(580)
Loss before income tax provision (benefit)	(98,172)	(110,708)	(12,460)
Income tax provision (benefit)	(11,056)	(5,256)	3,243
Net loss	(87,116)	(105,452)	(15,703)
Accrued Series A Preferred Stock Dividend	(6,757)	—	—
Undistributed loss allocated to Series A Preferred Stock	596	861	—
Net loss allocated to common stockholders	$(93,277)	$(104,591)	$(15,703)

Basic and diluted income (loss) per share:
Common stock, basic and diluted	$(0.60)	$(0.86)	$(3.13)
Series A Preferred Stock, basic and diluted	$6.16	$(0.86)	$—
Weighted-average shares outstanding:
Common stock, basic	156,600,421	121,454,845	5,024,802
Common stock, diluted	157,600,421	122,454,845	5,024,802
Series A Preferred Stock, basic and diluted	1,000,000	1,000,000	—

TIC Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2025	July 30 through December 31, 2024	January 1 through July 29, 2024
Cash flows from operating activities:
Net loss	$(87,116)	$(105,452)	$(15,703)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	178,330	47,313	45,777
Noncash lease expense	16,610	3,667	5,453
Share-based compensation expense	17,155	64,626	17,858
Amortization of deferred financing costs	5,350	1,366	2,406
Loss on extinguishment of debt	—	—	9,073
Fair value adjustments on interest rate derivatives	—	—	3,102
Deferred taxes	(32,966)	(13,983)	(8,376)
Other	2,946	2,200	(180)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	41,078	18,400	(32,576)
Contract assets	(5,550)	9,382	(221)
Prepaid expenses and other current assets	(4,590)	(9,380)	(2,829)
Accounts payable	(1,435)	(4,479)	(9,691)
Accrued expenses and other current liabilities	(12,190)	(7,892)	17,669
Operating lease obligations	(15,979)	(3,429)	(5,751)
Contract liabilities	(1,486)	17	179
Other assets and liabilities	(5,139)	273	(5,751)
Net cash provided by operating activities	95,018	2,629	20,439
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(845,018)	(1,822,186)	(44,680)
Purchases of property and equipment	(33,758)	(13,241)	(14,334)
Proceeds from sale of property and equipment	4,687	776	1,029
Net cash used in investing activities	(874,089)	(1,834,651)	(57,985)
Cash flows from financing activities:
Proceeds from long-term borrowings	875,000	775,000	30,000
Payments on long-term borrowings	(12,128)	(1,938)	(16,346)
Payments of debt issuance costs	(24,331)	(21,355)	—
Payments on finance lease obligations and other long-term debt	(13,267)	(3,991)	(5,836)
Proceeds from issuance of common shares and exercise of warrants, net of issuance costs	250,454	666,630	—
Net cash provided by financing activities	1,075,728	1,414,346	7,818
Net effect of exchange rate fluctuations on cash and cash equivalents	3,745	(123)	(7,877)
Net change in cash and cash equivalents	300,402	(417,799)	(37,605)
Beginning of period	139,134	556,933	87,061
End of period	$439,536	$139,134	$49,456

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Gross Profit and Adjusted Gross Margin
(amounts in thousands)
(Unaudited)

	Successor
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
Gross profit	$178,862	$54,475
Depreciation expense included in cost of revenue	18,453	13,801
Adjusted gross profit	$197,315	68,276
Adjusted gross margin (1)	38.8%	26.1%

	Successor		Predecessor
	Year Ended December 31, 2025	July 30 through December 31, 2024	January 1 through July 29, 2024
Gross profit	$449,359	$103,679	$161,985
Depreciation expense included in cost of revenue	68,238	25,282	22,123
Adjusted gross profit	$517,597	$128,961	$184,108
Adjusted gross margin (1)	33.8%	27.8%	29.0%

Successor period July 30 through December 31, 2024	Year Ended December 31, 2024
Gross profit	$103,679
Depreciation expense included in cost of revenue	25,282
Predecessor period January 1 through July 29, 2024
Gross profit	161,985
Depreciation expense included in cost of revenue	22,123
Adjusted gross profit for the combined period January 1, 2024 through December 31, 2024	$313,069
Adjusted gross margin for the combined period January 1, 2024 through December 31, 2024 (1)	28.5%

(1)	Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue for the applicable period.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(amounts in thousands)
(Unaudited)

	Successor
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025
Net loss	$(47,200)	$(15,628)	$(87,116)
Income tax provision (benefit)	128	(3,159)	(11,056)
Interest expense, net	29,642	17,725	87,621
Depreciation and amortization expense	69,090	26,882	178,330
EBITDA	51,660	25,820	167,779
Adjustments
Acuren Acquisition transaction related expenses(1)	—	11,444	467
Acquisition related transaction and integration expenses(2)	14,575	594	41,249
Business transformation costs(3)	3,633	—	9,715
Non-cash stock compensation expense(4)	7,884	1,817	17,155
Other non-recurring charges(5)	(1,389)	1,070	(2,297)
Adjusted EBITDA	$76,363	$40,745	$234,068
Adjusted EBITDA margin (6)	15.0%	15.5%	15.3%

(1)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(2)
Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes the costs related to the NV5 Acquisition in 2025.

(3)	Adjustment to reflect the elimination of non-recurring expenses related to business transformation expenses.
(4)	Adjustment to add back stock compensation expense.
(5)	Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
(6)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue for the applicable period.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(amounts in thousands)
(Unaudited)

Successor period July 30 through December 31, 2024	Year Ended December 31, 2024
Net loss	$(105,452)
Income tax benefit	(5,256)
Interest expense, net	31,061
Depreciation and amortization expense	47,313
Predecessor period January 1 through July 29, 2024
Net loss	(15,703)
Income tax provision	3,243
Interest expense, net	39,379
Depreciation and amortization expense	45,777
EBITDA for the combined period January 1, 2024 through December 31, 2024	40,362

Adjustments January 1 through December 31, 2024
Predecessor seller-related expenses and stock compensation(1)	29,477
One-time non-cash equity charges(2)	69,821
Acuren Acquisition transaction related expenses(3)	41,202
Acquisition related transaction and integration expenses(4)	2,878
Non-cash stock compensation expense(5)	2,152
Other non-recurring charges(6)	790
Adjusted EBITDA for the combined period January 1, 2024 through December 31, 2024(7)	$186,682
Adjusted EBITDA margin for the combined period January 1, 2024 through December 31, 2024(8)	17.0%

(1)	Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
(2)
Adjustment to add back the one-time non-cash stock compensation expenses for Founder Preferred Shares and independent director stock options for which the performance target was achieved when the Acuren Acquisition occurred.

(3)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(4)	Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes the costs related to the NV5 Acquisition in 2025.
(5)	Adjustment to add back stock compensation expense.
(6)	Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
(7)	The combined financial information for the period ended December 31, 2024 includes the results of operations of ASP Acuren (Predecessor) for the period from January 1, 2024 to July 29, 2024 and TIC Solutions, Inc. (Successor) for the period from July 30, 2024 to December 31, 2024.
(8)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by combined revenues for the period.

TIC Solutions, Inc.
Non-GAAP Financial Measure
Organic Change in Revenue (On an NV5 Combined Basis)
(Unaudited)

Three Months Ended December 31, 2025 (Successor)
Change in Revenue (As Reported)	94.0%
Impact from NV5 Revenue(1)	94.1%
Total Combined Growth (As Reported)	(0.1)%
Foreign Currency Translation(2)	1.5%
Total Combined Growth (Constant Currency)	1.4%
Acquisitions(3)	(2.7)%
Organic Change in Revenue (NV5 Combined)	(1.3)%

Year Ended December 31, 2025 (Successor)
Change in Revenue (As Reported)	39.4%
Impact from NV5 Revenue(4)	35.8%
Total Combined Growth (As Reported)	3.6%
Foreign Currency Translation(2)	0.8%
Total Combined Growth (Constant Currency)	4.4%
Acquisitions(3)	(2.5)%
Organic Change in Revenue (NV5 Combined)	1.9%

(1)	Adjustment to include NV5’s revenue for the three months ended December 31, 2024 for purposes of calculating combined organic revenue growth.
(2)	Represents the effect of foreign currency on reported revenue, calculated as the difference between reported revenue and revenue at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management.
(3)	Adjustment to exclude revenue from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition. This adjustment also excludes material NV5 acquisitions from the combined comparable period.
(4)	Adjustment to include NV5’s revenue for the year ended December 31, 2024 and the period from January 1, 2025 through August 3, 2025 for purposes of calculating combined organic revenue growth.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measure
Adjusted SG&A Expenses
(amounts in thousands)
(Unaudited)

	Successor
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025
Selling, general and administrative expenses	$192,648	$46,471	$440,827
Adjustments
Amortization expense	(47,453)	(12,949)	(104,141)
Depreciation expense	(3,183)	(132)	(5,951)
Acuren Acquisition transaction related expenses(1)	—	—	(467)
Acquisition related transaction and integration expenses(2)	(7,663)	(594)	(15,620)
Business transformation costs(3)	(3,169)	—	(9,761)
Non-cash stock compensation expense(4)	(7,884)	(1,817)	(17,155)
Other non-recurring charges(5)	905	(2,629)	182
Adjusted SG&A expenses	$124,201	$28,350	$287,914
Adjusted SG&A expenses as a % of revenue(8)	24.4%	10.8%	18.8%

Successor period July 30 through December 31, 2024	Year Ended December 31, 2024
Selling, general and administrative expenses	$150,306
Predecessor period January 1 through July 29, 2024
Selling, general and administrative expenses	121,369
Adjustments January 1 through December 31, 2024
Amortization expense	(45,200)
Depreciation expense	(459)
Predecessor seller-related expenses and stock compensation(6)	(20,405)
One-time non-cash equity charges(7)	(69,821)
Acquisition related transaction and integration expenses(2)	(2,878)
Non-cash stock compensation expense(4)	(2,152)
Other non-recurring charges(5)	(3,180)
Adjusted SG&A for the combined period January 1, 2024 through December 31, 2024	$127,580
Adjusted SG&A as a % of revenue for the combined period January 1, 2024 through December 31, 2024(8)	11.6%

(1)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(2)
Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes the expenses related to the NV5 Acquisition.

(3)	Adjustment to reflect the elimination of non-recurring expenses related to business transformation expenses.
(4)	Adjustment to add back stock compensation expense.
(5)	Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
(6)	Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
(7)	Adjustment to add back the one-time non-cash stock compensation expenses for Founder Preferred Shares and independent director stock options for which the performance target was achieved when the Acuren Acquisition occurred.
(8)	Adjusted SG&A margin is calculated as Adjusted SG&A divided by combined revenues for the period.